Exhibit 99.1

CONTACTS:

Media:	Bill Mintz Robert Dye	(713) 296-7276 (713) 296-6662

Investors:	Patrick Cassidy Castlen Kennedy	(713) 296-6100 (713) 296-7189

(Web site):	www.apachecorp.com

APACHE TO ACQUIRE CORDILLERA ENERGY PARTNERS III LLC FOR $2.85 BILLION

•	254,000 net acres in liquids-rich plays in Anadarko Basin of Texas, Oklahoma

•	Net production of 18,000 barrels of oil equivalent per day

•	Proved reserves of 71.5 million boe

•	14,000 potential drilling locations

Houston, Jan. 23, 2012 – Apache Corporation (NYSE, Nasdaq: APA) today announced that it has agreed to acquire Cordillera Energy Partners III LLC, a privately held company with substantial operations that include approximately 254,000 net acres in the prolific Granite Wash, Tonkawa, Cleveland and Marmaton plays in western Oklahoma and the Texas Panhandle, for $2.85 billion.

In addition to estimated proved reserves of 71.5 million barrels of oil equivalent and current net production of 18,000 boe per day, Cordillera has assembled a leading acreage position with significant resource potential including 14,000 potential drilling locations in liquids-rich Anadarko Basin plays. The acquired acreage is characterized by high working interest and operatorship; approximately half is held by production.

“This is an important growth step for Apache – a unique bolt-on opportunity that more than doubles Apache’s acreage in a highly liquids-rich fairway in the Anadarko Basin,” said G. Steven Farris, chairman and chief executive officer. “Apache has been active in the Basin for more than 50 years; the experience we have gained drilling 500 wells in the Granite Wash play – including 79 horizontals drilled since 2009 – gives us an in-depth understanding of the geology and the operating environment and will enable us to hit the ground running.

“Multiple, stacked horizontal targets provide decades of potential drilling locations,” Farris said. “Because 80 percent of revenue comes from liquid hydrocarbons production, this transaction provides compelling economics at current commodity prices.”

The acquisition is expected to be accretive to Apache’s earnings and cash flow beginning in 2012. The development drilling program is self-funding beginning in 2013.

The sellers, including EnCap Investments, other institutional investors and Cordillera management will receive approximately $600 million in Apache common stock subject to customary lock-up provisions. The balance of the consideration will be paid in cash to be funded with debt. The effective date of the transaction is Sept. 1, 2011, with closing anticipated in the second quarter, subject to regulatory approval and customary closing conditions.

“This transaction presents a tremendous opportunity for Apache to combine the Cordillera assets with its legacy western Anadarko Basin position, creating a platform for a multi-decade development program in some of the most economic, oil- and liquids-rich gas targets in the onshore United States,” said George H. Solich, Cordillera’s president and chief executive officer. “The combination is an excellent outcome for the Cordillera shareholders. We are taking a meaningful amount of the consideration in Apache shares, reflecting our confidence that the quality of the asset base will continue to yield economic growth in production and cash flow for years to come.”

Cordillera will continue to acquire acreage in the area on Apache’s behalf through closing.

A wash, including the Granite Wash, consists of a series of thick, multi-layer, liquids-rich sandstones and conglomerates. While it is considered “tight” by conventional standards, the Granite Wash possesses reservoir properties superior to typical shale resource plays, and responds well to horizontal drilling with multi-stage fracturing completions. A typical producing column in the acreage fairway is more than a mile thick with up to five liquids-rich Granite Wash targets and five additional oil-bearing tight sandstone targets. Approximately 50 percent of the hydrocarbon stream is liquid – condensate and natural gas liquids. Additional deep gas horizons include the Skinner, Atoka and Morrow. According to Oklahoma regulatory agencies, more than 60 separate formations currently produce oil and gas in the fairway.

As a result of Apache’s shift to horizontal drilling with multi-stage completions, horizontal wells drilled in the last three years – all successful – now account for about half of Apache’s Central Region production which totaled about 40,000 net barrels of oil equivalent per day at year-end 2011. “With this growth step, we expect to more than triple the pace of our operated activity in the multi-play fairway of combined Apache and Cordillera acreage during 2012,” Farris said.

Apache’s advisers on the transaction were Goldman, Sachs & Co. and Tudor, Pickering, Holt & Co.

NOTE: Apache will conduct a conference call to discuss the Cordillera acquisition at 9 a.m. Central time on Monday, Jan. 23. The call will be webcast from Apache’s website, www.apachecorp.com. The webcast replay and podcast will be archived on Apache’s website. The conference call will be available for delayed playback by telephone for one week beginning at approximately noon on Jan. 23. To access the telephone playback, dial 855-859-2056 or 404-537-3406 for international calls and provide Apache’s confirmation code, 45120556.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements include, but are not limited to, statements about completion of the transaction, potential drilling locations, and Apache’s ability to execute on production and development plans. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2010 Form 10-K as amended by Amendment No. 1 to our annual report on Form 10-K/A filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Cautionary note to investors

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. We may use certain terms in this press release that do not meet these definitions such as, “resource potential,” that the SEC’s guidelines prohibit us from including in filings with the SEC. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010, available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, Texas 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.